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                                                                EXHIBIT 10 (vii)

                       FIRST ASHLAND FINANCIAL CORPORATION

                      1995 STOCK OPTION AND INCENTIVE PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

ISO NO. ____

      This option is granted on __________ __, 200_ (the "Grant Date") by Camco Financial Corporation (the "Corporation") to _____________ (the "Optionee"), in accordance with the following terms and conditions:

      1. Option Grant and Exercise Period. The Corporation, which is the successor by merger to First Ashland Financial Corporation, hereby grants to the Optionee an Option (the "Option") to purchase, pursuant to the First Ashland Financial Corporation 1995 Stock Option and Incentive Plan, as the same may be from time to time amended (the "Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of _________ shares (the "Option Shares") of the common stock, par value $1.00 per share of the Corporation ("Common Stock"), at the exercise price of $_____ per share (the "Exercise Price"). A copy of the Plan, as currently in effect, is incorporated herein by reference.

      This Option shall be exercisable only during the period (the "Exercise Period") commencing on __________ __, 200_ and ending at 5:00 p.m., Eastern Time, on the date _____ years after the Grant Date, such later time and date being hereinafter referred to as the "Expiration Date," provided the Optionee has maintained "Continuous Service" (as defined in the Plan) since the Grant Date. This option shall vest and become exercisable according to the following schedule:

   - 20% of the initial Option award amount on __________ __, ____

   - 20% of the initial Option award amount on __________ __, ____

   - 20% of the initial Option award amount on __________ __, ____

   - 20% of the initial Option award amount on __________ __, ____

   - 20% of the initial Option award amount on __________ __, ____

During the Exercise Period, only the vested portion of this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement, and further subject to the condition that the aggregate Market Value (as defined in the Plan and as determined as of the Grant
Date) of the Option Shares with respect to which Incentive Stock Options (as defined in the Plan) are exercisable for the first time by the Optionee in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000.00). To the extent that this Option does not qualify as an Incentive Stock Option for any reason, it shall become a Non-Qualified Stock Option under the Plan.

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      2.    Method of Exercise of This Option. This Option may be exercised during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee referred to in Section 3 of the Plan or its successor (the "Committee") and directed to the address set forth in Section 11 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made either (i) in cash, which may be in the form of a check, bank draft, or money order payable to the Corporation, or (ii) by having a Market Value (as defined in the Plan) equal to the Exercise Price for the number of Option Shares to be purchased, or (iii) a combination of cash and such shares. Promptly after such payment, subject to Section 3 below, the Corporation shall issue a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another jointly with right of survivorship.

      3. Delivery and Registration of Shares of Common Stock. The Corporation's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation. The Corporation shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

      4. Non-Transferability of This Option. This Option may not be assigned, encumbered, or transferred except, in the event of the death of the Optionee, by will or the laws of descent and distribution to the extent provided in Section 5 below. Except as provided herein, this Option is exercisable during the Optionee's lifetime only by the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person to whom this Option is transferred by will or by the laws of descent and distribution.

      5. Termination of Service or Death of the Optionee. Except as provided in the second or third paragraphs of this Section 5 and notwithstanding any other provision of this Option to the contrary, this Option shall not be exercisable unless the Optionee, at the time he exercises this Option, has maintained "Continuous Service" (as defined in the Plan) since the Grant Date.

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      If the Optionee shall cease to maintain Continuous Service for any reason
(excluding death and termination of employment by the Corporation or any Affiliate for cause), the Optionee may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option at the date of cessation. Notwithstanding the foregoing, if the Optionee shall cease to maintain Continuous Service due to normal or early retirement or disability and has served the Corporation or First Federal Bank for Savings (the "Bank"), including service with any successor to the Corporation or the Bank, for at least ten years, the Optionee may exercise this Option, but only to the extent vested and only during the shortest of the following periods: (A) the two-year period immediately succeeding such cessation of Continuous Service, or (B) the period remaining until the expiration date of this Option (the "remaining period"). If the Optionee shall cease to maintain Continuous Service because of termination of employment by the Corporation or Affiliate for cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

      In the event of the death of the Optionee while in Continuous Service of the Corporation or during the three-month, two-year or remaining period, as appropriate, referred to in the immediately preceding paragraph, the person to whom the Option has been transferred by will or by the laws of descent and distribution may, but only to the extent the Optionee was entitled to exercise this Option immediately prior to his death, exercise this Option at any time within one year following the death of the Optionee, but in no event later than ten years from the Grant Date. Following the death of the Optionee, the Committee may, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution the amount by which the Market Value (as defined in the Plan) per share of Common Stock on the date of exercise of this Option shall exceed the Exercise Price per Option Share, multiplied by the number of Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option is considered an exercise of this Option for all purposes of this Option and of the Plan. If the Optionee shall cease to maintain Continuous Service due to death or disability, this Option shall become exercisable in full upon the happening of such event and remain exercisable (i) in the event of death for the one-year period described above or (ii) in the event of disability for a three-month period following such person's termination of service; provided, however, that in no event shall such Option be exercisable later than ten years from the Grant Date.

      6. Notice of Sale. The Optionee or any person to whom the Option or the Option Shares shall have been transferred by will or by the laws of descent and distribution promptly shall give notice to the Corporation in the event of the sale or other disposition of Option Shares within the later of (i) two years from the Grant Date or (ii) one year from the Grant Date or (ii) one year from the date of exercise of this Option. Such notice shall specify the number of Option Shares sold or otherwise disposed of and be directed to the address set forth in Section 11 below.

      7. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger,

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consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

      8. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation, or combination in which the Corporation is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), the Optionee shall, provided the Option has been granted at least six months prior to such event, have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

      9. Stockholder Rights Not Granted by This Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

      10. Withholding Tax. Upon the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person as is entitled to exercise this Option to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to the applicable federal, state and local law.

      11. Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of the Corporation at 814 Wheeling Avenue, Cambridge, Ohio 43725. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the cause may be.

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      12.   Plan and Plan Interpretations as Controlling. This Option and the
terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

      13. Optionee Service. Nothing in this Option shall limit the right of the Corporation or any of its Affiliates to terminate the Optionee's service as an officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

      14. Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in Section 11 above. In signing this Agreement, the Optionee acknowledges that the Option Shares may not be sold or otherwise transferred by the Optionee for at least six months from the Grant Date without creating an obligation under
Section 16 of the Securities Act of 1934, as amended, to pay to the Corporation the profit on any such transaction.

      IN WITNESS WHEREOF, the parties hereto have caused this INCENTIVE STOCK OPTION AGREEMENT to be executed as of the date first above written.

                                       CAMCO FINANCIAL CORPORATION

                                       By:
                                           --------------------------------
                                           Larry A. Caldwell, President and
                                            Chief Executive Officer

                                       ACCEPTED:

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